UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

880 Harbour Way South, Suite 600, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Notification of Late Filing on Form 12b-25 of SunPower Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2024, the Company determined that it was unable, without unreasonable effort or expense, to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K”) by the prescribed due date. In particular, as previously disclosed, the Company filed with the SEC on December 18, 2023 an Annual Report on Form 10-K/A for the annual period ended January 1, 2023, a Quarterly Report on Form 10-Q/A for the quarterly period ended April 2, 2023, and a Quarterly Report on Form 10-Q/A for the quarterly period ended July 2, 2023 (collectively, the “Affected Periods”) to restate the financial statements for the Affected Periods. As a result of the time and effort that was required to complete these restatements, the Company required additional time to complete its financial statements preparation and review process for the fiscal year ended December 31, 2023, and was unable to file the Form 10-K by the prescribed due date.

On March 20, 2024, the Company received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not having timely filed the Form 10-K with the SEC, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires timely filing of all required periodic financial reports with the SEC.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq.

The Notice also indicated that the Company must submit a plan to regain compliance with the Listing Rule within 60 calendar days and, following receipt of such plan, Nasdaq may grant an extension of up to 180 calendar days from the Form 10-K due date, or until September 11, 2024, for the Company to regain compliance.

While the Company can provide no assurances as to timing, the Company is working diligently to finalize the Form 10-K and plans to file the Form 10-K as soon as practicable, including to regain compliance with the Listing Rule.

On March 21, 2024, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Caution Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the Company’s ability to complete the filing of the Form 10-K within a specific time period and the Company’s ability to regain compliance with Nasdaq listing standards. These forward-looking statements are based on our current assumptions, expectations, and beliefs and involve substantial risks and uncertainties that may cause results, performance, or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the finalization of the Company’s financial statements for the period ended December 31, 2023 and the risks and other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K/A filed with the SEC on December 18, 2023 and the Company’s other filings with the SEC. All forward-looking statements in this Form 8-K are based on information currently available to us and speak only as of the date of this Form 8-K and should not be relied upon as representing the Company’s views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

March 21, 2024	By:	/S/ ELIZABETH EBY
	Name:	Elizabeth Eby
	Title:	Chief Financial Officer